Exhibit 99.2

Quarterly Financial Supplement

KITE®

Q2 2026

THE FRESH MARKET

[solidcore]
KENDRA SCOTT

ARHAUS
ARHAUS

KRG
LISTED
NYSE

© 2026 Kite Realty Group | kiterealty.com

Kite Realty Group
Quarterly Financial Supplement as of June 30, 2026
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Second Quarter 2026 Operating Results
Indianapolis, Indiana, July 30, 2026 – Kite Realty Group (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored shopping centers and vibrant mixed-use assets, reported today its operating results for the second quarter ended June 30, 2026. For the quarters ended June 30, 2026 and 2025, net income attributable to common shareholders was $161.3 million, or $0.79 per diluted share, compared to $110.3 million, or $0.50 per diluted share, respectively. For the six months ended June 30, 2026 and 2025, net income attributable to common shareholders was $172.7 million, or $0.84 per diluted share, compared to $134.0 million, or $0.61 per diluted share, respectively.
Same Property Net Operating Income (NOI) increase of 3.7%
Advanced portfolio transformation with $314.0 million of non-core dispositions
Priced $345 million of 3.25% exchangeable senior notes due 2032
In 2025 and 2026, repurchased a total of 19.6 million common shares for $475.7 million at an average price of $24.20 per share
“We moved with speed and discipline this quarter, executing more than $870 million of capital activity,” said John A. Kite, Chairman and Chief Executive Officer. “We sold approximately $315 million of non-core assets, priced $345 million of exchangeable notes, acquired two neighborhood centers for $136 million, and repurchased $75.7 million of common shares — all while delivering 3.7% Same Property NOI growth and maintaining leverage near the low end of our long-term target.”
Second Quarter 2026 Financial and Operational Results
▪Generated Core FFO of the Operating Partnership of $108.4 million, or $0.52 per diluted share.
▪Generated NAREIT FFO of the Operating Partnership of $109.1 million, or $0.53 per diluted share.
▪Same Property NOI increased by 3.7%.
▪Executed 128 new and renewal leases representing approximately 1.0 million square feet.
▪Blended cash leasing spreads of 15.9% on 103 comparable leases, including 28.4% on 29 comparable new leases, 17.7% on 37 comparable non-option renewals, and 6.6% on 37 comparable option renewals.
▪Blended cash leasing spreads of 24.7% for comparable new and non-option renewal leases.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $23.41 at June 30, 2026, a 6.3% increase year-over-year.
▪Retail portfolio leased percentage of 94.8% at June 30, 2026, a 150-basis point increase year-over-year.
▪Anchor leased percentage of 96.3% at June 30, 2026, a 210-basis point increase year-over-year.
▪Small shop leased percentage of 92.3% at June 30, 2026, a 70-basis point increase year-over-year.
▪Portfolio leased-to-occupied spread at period end of 350 basis points, which represents approximately $37.3 million of signed-not-open NOI.

i

Second Quarter 2026 Capital Allocation Activity
▪Sold eight non-core assets for gross proceeds of $314.0 million, consistent with the Company’s strategy to reduce exposure to lower-growth assets and improve the portfolio’s embedded growth profile.
▪Subsequent to quarter end, sold one non-core asset — Tysons Corner in Vienna, VA — for $25.9 million.
▪Acquired two neighborhood centers — Founders Square in Naples, FL and Chastain Market, a Trader Joe’s anchored center in Atlanta, GA — for $136.0 million through Internal Revenue Code Section 1031 tax-deferred exchanges.
▪Commenced development of a second phase of luxury multifamily units at One Loudoun (Washington, D.C. MSA) within the existing residential joint venture. The 429-unit development is currently expected to cost approximately $175.1 million, begin delivering units in 2029, and will be partially financed by a new $107.5 million construction loan. KRG’s equity in the project has been funded via a contribution of entitled land and its equity in the existing 378-unit multifamily asset. As of June 30, 2026, KRG owns 76.7% of the joint venture, and its ownership percentage is expected to be reduced to 55% over time as equity for the new development is required to be contributed by the joint venture partner. In conjunction with the transaction, KRG recognized a non-cash gain on deconsolidation of approximately $60.6 million.
▪Repurchased approximately 2.8 million common shares, at an average price of $27.48 per share, for $75.7 million, of which $30.0 million was settled subsequent to quarter end in connection with the closing of the $345 million of 3.25% exchangeable senior notes due 2032 offering.
▪In 2025 and to date in 2026, repurchased a total of approximately 19.6 million common shares, at an average price of approximately $24.20 per share, for $475.7 million.
Second Quarter 2026 Balance Sheet Overview
▪As of June 30, 2026, the Company’s net debt to Adjusted EBITDA was 5.1x.
▪On June 29, 2026, the Company’s operating partnership priced $345 million of 3.25% exchangeable senior notes due 2032 (the notes were issued on July 2, 2026), which included the full exercise of the initial purchasers’ $45 million overallotment option.
▪In connection with the issuance of the exchangeable notes, the Company entered into capped call transactions that effectively raised the conversion price of the exchangeable notes from approximately $35.40 to $41.91 per share. The Company will use the majority of the proceeds, together with cash from its recent asset dispositions, to repay or redeem the operating partnership’s $300 million of 4.00% senior unsecured notes due October 2026.
Dividend
▪On July 28, 2026, the Company’s Board of Trustees declared a third quarter 2026 dividend of $0.29 per common share, which represents a 7.4% year-over-year increase. The third quarter dividend will be paid on or about October 16, 2026, to shareholders of record as of October 9, 2026.
2026 Earnings Guidance
The Company expects to generate net income of $1.02 to $1.08 per diluted share in 2026. The Company is affirming its 2026 NAREIT FFO guidance range of $2.06 to $2.12 per diluted share and its Core FFO guidance range of $2.06 to $2.12 per diluted share, based, in part, on the following full year 2026 assumptions:
▪2026 Same Property NOI growth range of 3.00% to 4.00% (previously 2.50% to 3.50%).
▪Bad debt reserve of 0.90% of total revenues at the midpoint (previously 0.95% of total revenues).
▪Interest expense, net of interest income, excluding unconsolidated joint ventures and including the impact of the deconsolidation of the One Loudoun Residential joint venture, of $114.7 million at the midpoint (previously $121.2 million).

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The following table reconciles the Company’s 2026 net income guidance range to the Company’s 2026 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$1.02	$1.08
Gain on sales of operating properties, net	(0.42)	(0.42)
Gain on deconsolidation of joint venture	(0.29)	(0.29)
Impairment charges	0.03	0.03
Depreciation and amortization	1.72	1.72
NAREIT FFO	$2.06	$2.12
Non-cash items	0.00	0.00
Core FFO	$2.06	$2.12
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Thursday, July 30, 2026, at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Second Quarter 2026 Webcast. The dial-in registration link is: KRG Second Quarter 2026 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group
Kite Realty Group (NYSE: KRG) is a real estate investment trust (REIT) that owns and operates a high-quality portfolio of open-air shopping centers and mixed-use destinations. The Company’s portfolio is concentrated in high-growth Sun Belt and select strategic gateway markets. Publicly listed since 2004, KRG brings more than six decades of experience in developing, operating, and investing in real estate, using a disciplined, hands-on approach to enhance portfolio quality and maximize long-term value for all stakeholders. As of June 30, 2026, the Company owned interests in 165 U.S. open-air shopping centers and mixed-use assets, comprising approximately 26.4 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including from an economic slowdown or recession, federal government shutdown, disruptions related to tariffs and other trade or sanction issues, geopolitical instability, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity, and our ability to use offering proceeds for the anticipated purposes; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks, including the ability to finance and/or complete them on the terms and timing anticipated; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants; the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently; risks related to our current geographical concentration

iii

of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations, including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas and North Carolina; risks associated with cyberattacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

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Kite Realty Group
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	J.P. Morgan
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Michael W. Mueller/Mr. Hongliang Zhang
(317) 713-7780	(216) 737-7510	(212) 622-6689/(212) 622-6416
thenshaw@kiterealty.com	wgolladay@rwbaird.com	michael.w.mueller@jpmorgan.com/
hongliang.zhang@jpmorgan.com
Transfer Agent	Bank of America/Merrill Lynch
Broadridge Financial Solutions	Mr. Jeffrey Spector/Mr. Samir Khanal	KeyBanc Capital Markets
Ms. Kristen Tartaglione	(646) 855-1363/(646) 855-1497	Mr. Todd Thomas
2 Journal Square, 7th Floor	jeff.spector@bofa.com/	(917) 368-2286
Jersey City, NJ 07306	samar.khanal@bofa.com	tthomas@keybanccm.com
(201) 714-8094
	BTIG	Ladenburg Thalmann
Stock Specialist	Mr. Michael Gorman	Mr. Floris van Dijkum
GTS	(212) 738-6138	(212) 409-2075
545 Madison Avenue, 15th Floor	mgorman@btig.com	fvandijkum@ladenburg.com
New York, NY 10022
(212) 715-2830	Citigroup Global Markets	Piper Sandler
	Mr. Craig Mailman	Mr. Alexander Goldfarb
	(212) 816-4471	(212) 466-7937
	craig.mailman@citi.com	alexander.goldfarb@psc.com

	Compass Point Research & Trading, LLC	Raymond James
	Mr. Ken Billingsley	Mr. RJ Milligan
	(202) 534-1393	(727) 567-2585
	kbillingsley@compasspointllc.com	rjmilligan@raymondjames.com

	Green Street	UBS
	Ms. Paulina Rojas Schmidt	Mr. Michael Goldsmith
	(949) 640-8780	(212) 713-2951
	projasschmidt@greenstreet.com	michael.goldsmith@ubs.com

	Jefferies LLC	Wells Fargo
	Ms. Linda Tsai	Mr. James Feldman/Mr. Cooper Clark
	(212) 778-8011	(212) 215-5328/(212) 214-1146
	ltsai@jefferies.com	james.feldman@wellsfargo.com/
cooper.clark@wellsfargo.com

2nd Quarter 2026 Supplemental Financial and Operating Statistics	1

Kite Realty Group
Results Overview(1)
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
Summary Financial Results	2026	2025	2026	2025

Total revenue (page 4)	$196,258	$213,390	$396,955	$434,467
Net income attributable to common shareholders (page 4)	$161,304	$110,318	$172,698	$134,048
Net income per diluted share (page 4)	$0.79	$0.50	$0.84	$0.61
Net operating income (NOI) (page 6)	$141,907	$157,005	$285,368	$320,070
Adjusted EBITDA (page 6)	$130,106	$144,468	$261,952	$295,700
NAREIT Funds From Operations (FFO) (page 7)	$109,098	$113,965	$218,472	$236,745
NAREIT FFO per diluted share (page 7)	$0.53	$0.51	$1.04	$1.05
Core FFO (page 7)	$108,360	$113,333	$217,497	$231,541
Core FFO per diluted share (page 7)	$0.52	$0.50	$1.04	$1.03
Dividend payout ratio (as % of NAREIT FFO)	55%	53%	56%	51%

	Three Months Ended
Summary Operating and Financial Ratios	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025

NOI margin (page 6)	73.0%		72.1%		74.0%		73.6%		74.0%
NOI margin – retail (page 6)	73.8%		73.1%		74.6%		74.3%		74.4%
Same Property NOI performance (page 5)(2)	3.7%		3.6%		1.7%		2.1%		3.3%
Total property NOI performance (page 5)	(8.7%)		(11.4%)		(5.9%)		1.2%		2.0%
Net debt to Adjusted EBITDA, current quarter (page 9)	5.1x		5.2x		4.9x		5.0x		5.1x
Recovery ratio of retail operating properties (page 6)	91.3%		91.9%		90.2%		91.8%		92.0%
Recovery ratio of consolidated portfolio (page 6)	85.9%		87.2%		85.9%		88.2%		87.8%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	205,654,694		208,366,738		213,829,488		221,579,773		224,707,781

Summary Portfolio Statistics
Number of properties
Operating retail/mixed-use(3)	163		167		167		178		179
Standalone office(4)	2		2		2		2		2
Development and redevelopment projects (page 13)	2		1		1		1		1
Owned retail operating gross leasable area (GLA)(5)	24.4	M	25.3	M	25.3	M	27.7	M	27.8	M
Owned office GLA	2.0	M	2.0	M	2.0	M	2.0	M	2.0	M
Number of multifamily units(6)	2,163		2,187		2,187		2,187		2,187
Percent leased – total	94.2%		94.0%		94.4%		93.2%		92.7%
Percent leased – retail	94.8%		94.7%		95.1%		93.9%		93.3%
Anchor (≥ 10,000 sq. ft.)	96.3%		96.2%		96.7%		95.0%		94.2%
Small shop (< 10,000 sq. ft.)	92.3%		91.9%		92.3%		91.8%		91.6%

Retail annualized base rent (ABR) per square foot	$23.41		$22.89		$22.63		$22.11		$22.02

Total new and renewal lease GLA (page 16)	994,661		707,000		1,278,242		1,229,944		1,214,631
New lease cash rent spread (page 16)	28.4%		31.3%		21.8%		26.1%		31.3%
Non-option renewal lease cash rent spread (page 16)	17.7%		12.3%		14.5%		12.9%		19.7%
Option renewal lease cash rent spread (page 16)	6.6%		7.0%		6.2%		7.8%		8.2%
Total new and renewal lease cash rent spread (page 16)	15.9%		13.5%		12.8%		12.2%		17.0%

2026 Guidance	Current (as of 7/30/26)	Previous (as of 4/29/26)	Original (as of 2/17/26)

NAREIT FFO per diluted share	$2.06 to $2.12	$2.06 to $2.12	$2.06 to $2.12
Core FFO per diluted share	$2.06 to $2.12	$2.06 to $2.12	$2.06 to $2.12
(1)Historical non-GAAP measures were calculated in accordance with the definitions in effect at such time and has not been recast for subsequent changes.
(2)Beginning with the three months ended March 31, 2026, the Company revised the definition of Same Property NOI. Please refer to page 20 for the Company’s revised definition of Same Property NOI. Same Property NOI growth for prior periods was calculated in accordance with the definition in effect at such time and have not been recast.
(3)Operating retail/mixed-use properties consist of retail and office components at consolidated and unconsolidated properties and exclude Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal.
(4)Standalone office properties include the Company’s headquarters at 30 South Meridian and the Carillon medical office building.
(5)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(6)Represents the number of multifamily units that the Company has an economic interest in.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	2

Kite Realty Group
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
Assets:
Investment properties, at cost	$6,849,310	$7,003,479
Less: accumulated depreciation	(1,713,358)	(1,656,191)
Net investment properties	5,135,952	5,347,288

Cash and cash equivalents	144,578	36,761
Tenant and other receivables, including accrued straight-line rent of $72,489 and $70,940, respectively	129,860	127,865
Restricted cash and escrow deposits	176,831	441,605
Deferred costs, net	178,173	181,553
Prepaid and other assets	90,127	93,913
Investments in unconsolidated joint ventures	410,691	364,407
Assets associated with investment properties held for sale	—	71,105
Total assets	$6,266,212	$6,664,497

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$2,842,758	$3,025,478
Accounts payable and accrued expenses	170,304	221,118
Deferred revenue and other liabilities	232,622	221,813
Liabilities associated with investment properties held for sale	—	4,314
Total liabilities	3,245,684	3,472,723

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	150,634	116,245

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 200,346,933 and 208,979,900 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	2,003	2,090
Additional paid-in capital	4,355,759	4,612,280
Accumulated other comprehensive income	19,568	23,079
Accumulated deficit	(1,508,134)	(1,563,840)
Total shareholders’ equity	2,869,196	3,073,609
Noncontrolling interests	698	1,920
Total equity	2,869,894	3,075,529
Total liabilities and equity	$6,266,212	$6,664,497

2nd Quarter 2026 Supplemental Financial and Operating Statistics	3

Kite Realty Group
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Rental income	$193,314	$211,182	$391,356	$430,354
Other property-related revenue	1,566	1,355	2,925	2,835
Fee income	1,378	853	2,674	1,278
Total revenue	196,258	213,390	396,955	434,467

Expenses:
Property operating	28,495	28,881	59,611	58,707
Real estate taxes	24,478	26,651	49,302	54,412
General, administrative and other	14,543	13,390	28,493	25,648
Depreciation and amortization	81,604	97,887	164,095	196,118
Impairment charges	980	—	6,868	—
Total expenses	150,100	166,809	308,369	334,885

Other (expense) income:
Interest expense	(31,743)	(34,052)	(63,439)	(67,006)
Income tax expense of taxable REIT subsidiaries	(426)	(199)	(821)	(209)
Gain on sales of operating properties, net	87,727	103,022	87,727	103,113
Net gains from outlot sales	1,364	—	2,403	—
Gain on deconsolidation of joint venture	60,625	—	60,625	—
Equity in loss of unconsolidated joint ventures	(1,344)	(3,238)	(3,560)	(3,845)
Other income, net	3,169	485	5,741	5,228
Net income	165,530	112,599	177,262	136,863
Net income attributable to noncontrolling interests	(4,226)	(2,281)	(4,564)	(2,815)
Net income attributable to common shareholders	$161,304	$110,318	$172,698	$134,048

Net income per common share – basic	$0.80	$0.50	$0.85	$0.61
Net income per common share – diluted	$0.79	$0.50	$0.84	$0.61

Weighted average common shares outstanding – basic	202,231,374	219,835,322	203,949,318	219,775,829
Weighted average common shares outstanding – diluted	203,198,303	219,949,868	204,651,324	219,888,939

2nd Quarter 2026 Supplemental Financial and Operating Statistics	4

Kite Realty Group
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change

Number of properties in Same Property Pool for the period(1)	158	158		158	158

Leased percentage at period end	94.7%	93.8%	94.7%	93.8%
Economic occupancy percentage at period end	91.2%	90.9%	91.2%	90.9%
Economic occupancy percentage(2)	90.9%	91.0%	91.0%	91.5%

Minimum rent	$139,329	$134,600		$277,508	$269,448
Tenant recoveries	39,862	38,099		82,614	77,515
Bad debt reserve	(1,554)	(1,435)		(3,057)	(3,274)
Other income, net	2,244	2,187		4,560	4,221
Total revenue	179,881	173,451		361,625	347,910

Property operating	(25,105)	(23,891)		(52,276)	(48,921)
Real estate taxes	(23,116)	(22,617)		(46,365)	(45,357)
Total expenses	(48,221)	(46,508)		(98,641)	(94,278)

Same Property NOI(3)	$131,660	$126,943	3.7%	$262,984	$253,632	3.7%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$131,660	$126,943		$262,984	$253,632
Net operating income – sold properties	7,563	23,414		14,388	54,531
Net operating income – non-same activity(4)	5,294	7,078		13,234	12,641
Less: KRG share of unconsolidated joint ventures included in Same Property NOI above	(2,610)	(430)		(5,238)	(734)
Net gains from outlot sales	1,364	—		2,403	—
Total property NOI	143,271	157,005	(8.7%)	287,771	320,070	(10.1%)
Other income (expense), net	2,777	(2,099)		4,034	2,452
General, administrative and other	(14,543)	(13,390)		(28,493)	(25,648)
Impairment charges	(980)	—		(6,868)	—
Depreciation and amortization	(81,604)	(97,887)		(164,095)	(196,118)
Interest expense	(31,743)	(34,052)		(63,439)	(67,006)
Gain on sales of operating properties, net	87,727	103,022		87,727	103,113
Gain on deconsolidation of joint venture	60,625	—		60,625	—
Net income attributable to noncontrolling interests	(4,226)	(2,281)		(4,564)	(2,815)
Net income attributable to common shareholders	$161,304	$110,318		$172,698	$134,048
(1)Same Property NOI excludes the following:
▪Chastain Market and Founders Square, which were acquired in May 2026, and Village Commons and Legacy West, which were acquired in January and April 2025, respectively;
▪The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025;
▪Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal;
▪our active development projects at One Loudoun noted on page 13;
▪Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively;
▪properties sold or classified as held for sale during 2025 and 2026; and
▪standalone office properties, including the Carillon medical office building.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Same Property NOI for all periods presented includes (i) 52% of the NOI from three previously wholly owned properties that were contributed to the Seed Asset Joint Venture in June 2025 and (ii) 55% of the NOI from the One Loudoun Phase 1 Apartments (which 55% represents the Company’s expected final ownership percentage) and excludes the results of the Company’s insurance captive. Please refer to page 20 for the Company’s definition of Same Property NOI.
(4)Includes non-cash activity as well as NOI from properties not included in the Same Property Pool.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	5

Kite Realty Group
Net Operating Income and Adjusted EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenue:
Minimum rent	$136,692	$136,496	$142,512	$144,110	$149,092
Minimum rent – ground leases	10,767	10,566	10,447	10,637	10,450
Lease termination income	596	3,112	229	18	2,725
Straight-line rent	2,257	1,481	1,794	2,681	2,129
Non-cash market rent	1,686	1,495	1,275	1,919	1,569
Tenant reimbursements	41,756	44,794	42,033	43,666	45,103
Bad debt reserve	(1,824)	(1,522)	(2,018)	(2,119)	(1,625)
Other property-related revenue(1)	1,033	798	4,481	891	865
Overage rent	1,385	1,619	1,952	1,281	1,738
Total revenue	194,348	198,839	202,705	203,084	212,046

Expenses:
Property operating – recoverable(2)	24,306	26,748	24,687	24,038	24,849
Property operating – non-recoverable(2)	3,820	3,989	3,799	4,131	3,700
Real estate taxes	24,315	24,641	24,264	25,459	26,492
Total expenses	52,441	55,378	52,750	53,628	55,041

NOI	141,907	143,461	149,955	149,456	157,005

Other (expense) income:
General, administrative and other	(14,543)	(13,950)	(15,628)	(14,183)	(13,390)
Development fee income	217	65	317	259	445
Management and leasing fee income	1,161	1,231	1,354	1,032	408
Net gains from outlot sales	1,364	1,039	—	6,096	—
Total other (expense) income	(11,801)	(11,615)	(13,957)	(6,796)	(12,537)

Adjusted EBITDA	130,106	131,846	135,998	142,660	144,468

Impairment charges	(980)	(5,888)	(12,544)	(39,305)	—
Depreciation and amortization	(81,604)	(82,491)	(87,799)	(89,370)	(97,887)
Interest expense	(31,743)	(31,696)	(32,409)	(33,162)	(34,052)
Equity in loss of unconsolidated subsidiaries	(1,344)	(2,216)	(3,186)	(4,619)	(3,238)
Income tax expense of taxable REIT subsidiaries	(426)	(395)	(152)	(106)	(199)
Interest income	1,705	2,444	1,853	1,659	493
Other income (expense), net	1,464	128	207	91	(8)
Gain on sales of operating properties, net	87,727	—	183,107	5,742	103,022
Gain on deconsolidation of joint venture	60,625	—	—	—	—
Net income (loss)	165,530	11,732	185,075	(16,410)	112,599
Net (income) loss attributable to noncontrolling interests	(4,226)	(338)	(4,253)	203	(2,281)
Net income (loss) attributable to common shareholders	$161,304	$11,394	$180,822	$(16,207)	$110,318

NOI/Revenue – Retail properties	73.8%	73.1%	74.6%	74.3%	74.4%
NOI/Revenue	73.0%	72.1%	74.0%	73.6%	74.0%
Recovery Ratio(3)
– Retail properties	91.3%	91.9%	90.2%	91.8%	92.0%
– Consolidated	85.9%	87.2%	85.9%	88.2%	87.8%
(1)Other property-related revenue also includes the net operating results of Eddy Street Parking Garage and Union Station Parking Garage. The three months ended December 31, 2025 includes a nonrecurring $3.6 million payment received related to the air rights lease of apartments at Eddy Street Commons.
(2)Recoverable expenses include recurring G&A expense of $4.3 million allocable to the property operations in the three months ended June 30, 2026, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(3)“Recovery Ratio” is computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	6

Kite Realty Group
NAREIT Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income	$165,530	$112,599	$177,262	$136,863
Less: net income attributable to noncontrolling interests in properties	(56)	(81)	(126)	(151)
Less: gain on sales of operating properties, net	(87,727)	(103,022)	(87,727)	(103,113)
Less: gain on deconsolidation of joint venture	(60,625)	—	(60,625)	—
Add: impairment charges	980	—	6,868	—
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	90,996	104,469	182,820	203,146
NAREIT FFO of the Operating Partnership(1)	109,098	113,965	218,472	236,745
Less: Limited Partners’ interests in FFO	(2,789)	(2,466)	(5,412)	(4,929)
FFO attributable to common shareholders(1)	$106,309	$111,499	$213,060	$231,816
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.53	$0.51	$1.04	$1.05
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.53	$0.51	$1.04	$1.05

Weighted average common shares outstanding – basic	202,231,374	219,835,322	203,949,318	219,775,829
Weighted average common shares outstanding – diluted	202,327,190	219,949,868	204,041,751	219,888,939

Weighted average common shares and units outstanding – basic	207,539,135	224,684,910	209,131,933	224,451,187
Weighted average common shares and units outstanding – diluted	207,634,951	224,799,456	209,224,366	224,564,297

Reconciliation of NAREIT FFO to Core FFO(2)
NAREIT FFO of the Operating Partnership(1)	$109,098	$113,965	$218,472	$236,745
Add:
Amortization of deferred financing costs	1,850	1,751	3,657	3,395
Non-cash compensation expense and other	3,674	3,221	6,889	5,881
Less:
Straight-line rent – minimum rent and common area maintenance	2,979	2,835	5,120	5,413
Market rent amortization income	2,253	1,879	4,342	5,421
Amortization of debt discounts, premiums and hedge instruments	1,030	890	2,059	3,646
Core FFO of the Operating Partnership	$108,360	$113,333	$217,497	$231,541
Core FFO per share of the Operating Partnership – diluted	$0.52	$0.50	$1.04	$1.03

Reconciliation of Core FFO to Adjusted Funds From Operations (“AFFO”)(2)
Core FFO of the Operating Partnership	$108,360	$113,333	$217,497	$231,541
Less:
Maintenance capital expenditures	7,921	9,195	14,618	15,493
Tenant-related capital expenditures(3)	30,216	22,273	49,530	53,595
Total Recurring AFFO of the Operating Partnership	$70,223	$81,865	$153,349	$162,453
(1)“NAREIT FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Includes the Company’s pro rata share from unconsolidated joint ventures.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	7

Kite Realty Group
Joint Venture Summary as of June 30, 2026
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual EBITDA

Delray Marketplace	$11,000	2%	$220	$—
(1)Economic ownership % represents the partner’s share of cash flow.

Unconsolidated Investments
Investments	Total GLA	Multifamily Units	KRG Economic Ownership Interest

Nuveen Portfolio	416,044	—	20%
Embassy Suites at Eddy Street Commons	—	—	35%
Glendale Center Apartments	—	—	11.5%
The Corner – IN	23,852	285	50%
Legacy West	785,712	782	52%
Seed Assets	921,283	—	52%
One Loudoun Residential	345,201	378	76.7%
Total	2,492,092	1,445

Total Unconsolidated Investments
Investment as of June 30, 2026	$410,691

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Adjusted EBITDA	$11,005	$9,978	$10,310	$10,203	$5,689
Depreciation and amortization	(9,720)	(9,771)	(11,163)	(12,705)	(6,932)
Interest expense	(3,116)	(2,800)	(2,823)	(2,849)	(2,185)
KRG share of management fees	487	377	490	732	190
KRG share of net loss	$(1,344)	$(2,216)	$(3,186)	$(4,619)	$(3,238)

2nd Quarter 2026 Supplemental Financial and Operating Statistics	8

Kite Realty Group
Key Debt Metrics as of June 30, 2026
(dollars in thousands)

	June 30, 2026	Debt Covenant Threshold(1)
Senior Unsecured Notes Covenants

Total debt to undepreciated assets	40.1%	<60%

Secured debt to undepreciated assets	4.1%	<40%

Undepreciated unencumbered assets to unsecured debt	250.5%	>150%

Debt service coverage	4.1x	>1.5x

Unsecured Credit Facility Covenants

Maximum leverage	32.7%	<60%

Minimum fixed charge coverage	4.0x	>1.5x

Secured indebtedness	3.6%	<45%

Unsecured debt interest coverage	3.9x	>1.75x

Unsecured leverage	32.6%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Positive
Moody's Investors Service	Baa2/Stable
Standard & Poor's Rating Services	BBB/Stable

Liquidity

Cash and cash equivalents	$144,578
Availability under unsecured credit facility	1,093,100
	$1,237,678

Unencumbered NOI as a % of Total NOI, including pro rata share of unconsolidated joint ventures	89%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to Adjusted EBITDA
Mortgage and other indebtedness, net		$2,842,758
Add: Company share of unconsolidated joint venture debt		276,348
Add: debt discounts, premiums and issuance costs, net		2,411
Less: Partner share of consolidated joint venture debt		(220)
Company's consolidated debt and share of unconsolidated debt		3,121,297
Less: cash and cash equivalents		(144,578)
Less: restricted cash and escrow deposits		(176,831)
Less: Company share of unconsolidated joint venture cash and cash equivalents		(15,676)
Company share of Net Debt		$2,784,212

Q2 2026 Adjusted EBITDA, Annualized:
– Consolidated Adjusted EBITDA	$520,424
– Unconsolidated Adjusted EBITDA	44,020
– Adjustments for acquisitions and dispositions(2)	(16,272)	548,172
Ratio of Company share of Net Debt to Adjusted EBITDA		5.1x
(2)Relates to current quarter GAAP operating income, annualized, for the acquisitions of Chastain Market and Founders Square and the sale of seven properties during the three months ended June 30, 2026 during the period of ownership.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	9

Kite Realty Group
Summary of Outstanding Debt as of June 30, 2026
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,434,169	78%	4.24%	3.9
Variable rate debt(2)	411,000	13%	4.55%	2.6
Debt discounts, premiums and issuance costs, net	(2,411)	N/A	N/A	N/A
Total consolidated debt	2,842,758	91%	4.29%	3.7
KRG share of unconsolidated debt	266,973	9%	4.57%	4.6
Total	$3,109,731	100%	4.31%	3.8

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt		Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2026	$1,908	$—	$400,000	(2)	$401,908	$—	$401,908
2027	2,662	30,506	250,000		283,168	—	283,168
2028	2,453	—	350,000	(3)	352,453	10,754	363,207
2029	2,568	—	400,000		402,568	694	403,262
2030	1,980	100	400,000		402,080	193,765	595,845
2031 and beyond	751	2,241	1,000,000		1,002,992	71,135	1,074,127
Debt discounts, premiums and issuance costs, net	—	713	(3,124)		(2,411)	(9,375)	(11,786)
Total	$12,322	$33,560	$2,796,876		$2,842,758	$266,973	$3,109,731
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of June 30, 2026, $150.0 million in variable rate debt is hedged to a fixed rate through July 17, 2026.
(2)Subsequent to June 30, 2026, the Company issued $345.0 million aggregate principal amount of 3.25% exchangeable senior notes due April 2032, which will be used to redeem the $300.0 million principal balance of the 4.00% senior unsecured notes due October 2026 prior to maturity.
(3)Assumes the Company exercises its option to extend the maturity date of the $250.0 million unsecured term loan by one year to 2028.

Debt Maturity Profile as of June 30, 2026
$800M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$400.0
$250.0
$31.6
$250.0
$100.0
$10.4
$300.0
$100.0
$400.0
$193.0
$4.3
$350.0
$6.3
$300.0
$3.0
$72.9
$350.0
2026(2)
2027
2028
2029
2030
2031
2032
2033
2034
2035+
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

2nd Quarter 2026 Supplemental Financial and Operating Statistics	10

Kite Realty Group
Maturity Schedule of Outstanding Debt as of June 30, 2026
(dollars in thousands)

Description	Contractual Interest Rate(1)	Swapped Interest Rate(1)	Maturity Date	Balance as of June 30, 2026	% of Total Outstanding

Senior Unsecured Notes	4.08%	4.08%	9/30/2026	$100,000
Senior Unsecured Notes(2)	4.00%	4.00%	10/1/2026	300,000
2026 Debt Maturities	4.02%	4.02%		400,000	13%

Senior Unsecured Exchangeable Notes	0.75%	0.75%	4/1/2027	175,000
Northgate North	4.50%	4.50%	6/1/2027	20,602
Delray Marketplace(3)	SOFR + 2.15%	SOFR + 2.15%	8/4/2027	11,000
Senior Unsecured Notes	4.57%	4.57%	9/10/2027	75,000
2027 Debt Maturities	2.24%	2.24%		281,602	9%

Unsecured Term Loan(4)	SOFR + 0.85%	SOFR + 0.85%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	4.24%	12/28/2028	100,000
2028 Debt Maturities	4.45%	4.45%		350,000	11%

Senior Unsecured Notes	4.82%	4.82%	6/28/2029	100,000
Unsecured Term Loan(5)	SOFR + 0.85%	3.52%	7/29/2029	300,000
Unsecured Credit Facility(6)	SOFR + 1.05%	SOFR + 1.05%	10/3/2029	—
2029 Debt Maturities	4.58%	3.84%		400,000	13%

Rampart Commons	5.73%	5.73%	6/10/2030	4,300
Senior Unsecured Notes	4.75%	4.75%	9/15/2030	400,000
2030 Debt Maturities	4.76%	4.76%		404,300	13%

The Shoppes at Union Hill	3.75%	3.75%	6/1/2031	6,268
Senior Unsecured Notes	4.95%	4.95%	12/15/2031	350,000
Nora Plaza Shops	3.80%	3.80%	2/1/2032	2,999
Senior Unsecured Notes	5.20%	5.20%	8/15/2032	300,000
Senior Unsecured Notes(7)	4.60%	4.60%	3/1/2034	350,000
2031 and beyond Debt Maturities	4.89%	4.89%		1,009,267	32%
Debt discounts, premiums and issuance costs, net				(2,411)
Total debt per consolidated balance sheet	4.39%	4.29%		$2,842,758	91%

KRG share of unconsolidated debt
Nuveen Portfolio	4.09%	4.09%	7/1/2028	$10,378
The Corner – IN(8)	SOFR + 2.86%	SOFR + 2.86%	6/11/2030	34,952
Legacy West	3.80%	3.80%	5/1/2030	158,080
One Loudoun Residential	5.36%	5.36%	5/1/2033	72,938
KRG share of unconsolidated debt	4.57%	4.57%		276,348
KRG share of debt discounts and issuance costs, net				(9,375)
Total KRG share of unconsolidated debt				266,973	9%
Total consolidated and KRG share of unconsolidated debt	4.41%	4.31%		$3,109,731
As of June 30, 2026, the Company is a party to the following interest rate swap:

Interest Rate Swaps	Swap Maturity Date	KRG Receives	KRG Pays	Aggregate Notional

Interest rate swap on Term Loan Due 7/29/2029	7/17/2026	1-month SOFR (3.65%)	1.68%	$150,000
(1)At June 30, 2026, daily SOFR was 3.68% and one-month SOFR was 3.65%.
(2)Subsequent to June 30, 2026, the Company issued $345.0 million aggregate principal amount of 3.25% exchangeable senior notes due April 2032, which will be used to redeem these senior unsecured notes prior to maturity.
(3)The property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(4)Assumes the Company exercises its option to extend the maturity date by one year to 2028.
(5)As of June 30, 2026, $150.0 million of the $300.0 million term loan balance is hedged to a fixed rate of 1.68% plus a credit spread of 0.85% based on the Company’s current credit rating until July 17, 2026. The swapped rate shown is the weighted average rate as of June 30, 2026.
(6)Assumes the Company exercises its option to extend the maturity date by one year to 2029.
(7)The interest rate reflects the impact of forward-starting interest rate swaps that fixed the underlying index on a portion of the outstanding principal prior to the issuance of the unsecured notes.
(8)The Corner – IN includes three loans with varying rates and maturity dates. As of June 30, 2026, the loans had a weighted average interest rate of 6.55% and a majority of the amount outstanding was at a floating rate. The maturity date shown is the weighted average maturity date as of June 30, 2026.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	11

Kite Realty Group
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (“MSA”)	Grocery Anchor	Retail GLA	Office GLA	Acquisition Price

Chastain Market	May 11, 2026	Atlanta	Trader Joe’s	79,517	27,699	$71,000
Founders Square	May 21, 2026	Naples, FL	N/A	66,360	—	65,000

			Total acquisitions	145,877	27,699	$136,000
In addition, on March 23, 2026, the Company acquired vacant land in the Indianapolis MSA for a purchase price of $7.8 million.

Property Dispositions

Property Name	Disposition Date	MSA	Grocery Anchor	GLA	Sales Price

Coram Plaza	March 5, 2026	New York	N/A	138,385	$12,500
Estero Town Commons – Lowe’s(1)	June 5, 2026	Fort Myers, FL	N/A	—	9,500
Commons at Temecula	June 10, 2026	Riverside, CA	Organic Roots	292,078	77,000
Gateway Station	June 10, 2026	College Station, TX	N/A	125,406	31,500
Grapevine Crossing	June 10, 2026	Dallas/Ft. Worth	N/A	125,488	19,500
La Plaza Del Norte	June 10, 2026	San Antonio	N/A	320,102	72,709
Perimeter Woods	June 10, 2026	Charlotte	N/A	127,067	36,620
Winchester Commons	June 10, 2026	Memphis	Kroger	93,077	17,171
City Center	June 25, 2026	New York	ShopRite, Target (shadow)	362,278	50,000
Tysons Corner	July 9, 2026	Washington, D.C.	N/A	36,942	25,850

			Total dispositions	1,620,823	$352,350
(1)The Company sold the ground lease interest in one tenant at this existing multi-tenant operating retail property. The total number of properties in our portfolio was not affected by this transaction.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	12

Kite Realty Group
Development and Redevelopment Projects

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Owned GLA	Total Multifamily Units	Total Project Costs – at KRG's Share	KRG Equity Requirement	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(2)

Active Projects

One Loudoun Expansion(3)	Washington, D.C./Baltimore	100%	Q4 2026– Q2 2027	119,000	—	$87.0M–$94.0M	$72.0M–$79.0M	$45.0M–$52.0M	$5.3M–$6.3M	$2.3M–$3.3M
One Loudoun Phase 2 Apartments(4)	Washington, D.C./Baltimore	55%	Q2 2030	—	429	$93.5M–$103.5M	$27.5M–$37.5M	$25.5M–$35.5M	$6.0M–$7.0M	$6.0M–$7.0M
Total				119,000	429	$180.5M–$197.5M	$99.5M–$116.5M	$70.5M–$87.5M	$11.3M–$13.3M	$8.3M–$10.3M

Future Opportunities(5)

Project	MSA	Project Description

Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
Edwards Multiplex – Ontario	Los Angeles, CA	Potential redevelopment of existing Regal Theatre.
Glendale Town Center	Indianapolis, IN	Potential of 200 multifamily units for additional expansion.
Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Main Street Promenade	Chicago, IL	Potential of 16,000 square feet of commercial GLA for additional expansion.
One Loudoun Hotel	Washington, D.C./Baltimore	Potential for 1.7 million square feet remaining following the planned 170-room hotel.
Additional One Loudoun Residential	Washington, D.C./Baltimore	Potential for approximately 1,300 multifamily units remaining following the planned 429 additional multifamily units.
The Shops at Legacy East	Dallas/Ft. Worth, TX	Potential of 285 multifamily units for additional expansion.
(1)Projected completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property. The range for the One Loudoun Expansion represents a staggered stabilization schedule for the various buildings.
(2)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(3)KRG’s equity requirement is shown net of 2 over 2 land sale net proceeds of $15.9 million.
(4)As of June 30, 2026, KRG owns 76.7% of the joint venture, and its ownership percentage is expected to be reduced to 55% over time as equity for the Phase 2 Apartments is required to be contributed by the joint venture partner. Total project costs, KRG equity requirement, KRG remaining spend, estimated stabilized NOI to KRG, and estimated remaining NOI to come online are presented at KRG’s 55% ownership except for KRG’s 100% share of capitalized corporate interest. KRG’s equity requirement is net of KRG’s 55% share of a $107.5 million construction loan and the non-cash contribution of entitled land to the joint venture.
(5)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	13

Kite Realty Group
Geographic Diversification – ABR by Region and State as of June 30, 2026
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA(2)	Total Weighted ABR(3)	% of Weighted ABR(3)
South
Texas	37	6,933	$163,906	27.0%
Florida	31	3,543	73,636	12.1%
Virginia	7	1,306	40,399	6.7%
Maryland	9	1,541	37,011	6.1%
Georgia	12	1,956	35,545	5.9%
North Carolina	5	949	22,845	3.8%
Tennessee	2	487	8,417	1.4%
Oklahoma	2	309	4,867	0.8%
South Carolina	2	262	3,968	0.6%
Total South	107	17,286	390,594	64.4%

West
Washington	10	1,626	33,188	5.5%
Nevada	5	846	30,550	5.0%
Arizona	3	395	10,277	1.7%
Utah	2	388	8,862	1.5%
Total West	20	3,255	82,877	13.7%

Midwest
Indiana	15	1,928	40,244	6.6%
Illinois	7	1,222	28,068	4.6%
Michigan	1	305	7,410	1.2%
Missouri	1	453	3,795	0.6%
Ohio	1	236	1,968	0.3%
Total Midwest	25	4,144	81,485	13.3%

Northeast
New York	6	748	28,952	4.8%
New Jersey	4	346	12,020	2.0%
Massachusetts	1	264	4,919	0.8%
Connecticut	1	206	4,087	0.7%
Pennsylvania	1	136	1,982	0.3%
Total Northeast	13	1,700	51,960	8.6%

Total(4)	165	26,385	$606,916	100.0%
(1)Number of properties represents consolidated and unconsolidated retail/mixed-use properties and standalone office properties.
(2)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted ABR and percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.
(4)Excludes Eastgate Crossing.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	14

Kite Realty Group
Top 25 Tenants by ABR as of June 30, 2026
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail/mixed-use properties and standalone office properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (16), Marshalls (12), HomeGoods (10), Homesense (5), Sierra (4), T.J. Maxx & HomeGoods combined (2)	49	1,402	$15,936	2.6%	A	A2

2	Ross Stores, Inc.	Ross Dress for Less (27), dd’s DISCOUNTS (1)	28	802	12,222	2.0%	A-	A2

3	PetSmart, Inc.		27	550	9,213	1.5%	B+	B2

4	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (10), Foot Locker (3), Golf Galaxy (2)	15	613	8,688	1.4%	BBB	Baa2

5	Publix Super Markets, Inc.		15	720	7,849	1.3%	N/A	N/A

6	Gap Inc.	Old Navy (22), Athleta (3), Banana Republic (2), The Gap (2)	29	392	7,229	1.2%	BB+	Ba2

7	Best Buy Co., Inc.		11	415	6,508	1.1%	BBB+	A3

8	BJ’s Wholesale Club, Inc.		3	115	5,892	1.0%	BB+	Ba1

9	The Kroger Co.	Kroger (5), Harris Teeter (2), QFC (1), Smith’s (1)	9	296	5,475	0.9%	BBB	Baa1

10	Michaels Stores, Inc.	Michaels	19	427	5,459	0.9%	B-	B2

11	Lowe’s Companies, Inc.		5	—	5,208	0.9%	BBB+	Baa1

12	Fitness International, LLC	LA Fitness (4), XSport Fitness (1)	5	206	5,098	0.8%	B	B2

13	Burlington Stores, Inc.		12	486	5,031	0.8%	BB+	N/A

14	Whole Foods Market, Inc.		7	238	4,917	0.8%	AA	A1

15	Trader Joe’s		12	167	4,886	0.8%	N/A	N/A

16	The Container Store Group, Inc.		7	151	4,650	0.8%	N/A	N/A

17	Ulta Beauty, Inc.		21	212	4,371	0.7%	N/A	N/A

18	Five Below, Inc.		25	229	4,329	0.7%	N/A	N/A

19	Total Wine & More		11	258	4,315	0.7%	N/A	N/A

20	Albertsons Companies, Inc.	Safeway (3), Tom Thumb (2), Jewel-Osco (1)	6	281	4,198	0.7%	BB+	Ba1

21	Sprouts Farmers Market, Inc.		7	194	3,854	0.6%	N/A	N/A

22	NYC Department of Education		1	76	3,826	0.6%	N/A	N/A

23	Dollar Tree, Inc.		23	266	3,780	0.6%	BBB	Baa2

24	Hobby Lobby Stores, Inc.		8	444	3,739	0.6%	N/A	N/A

25	KnitWell Group	Chico’s (5), Ann Taylor (4), Talbots (4), White House Black Market (4), LOFT (3), Soma (3)	23	97	3,586	0.6%	N/A	N/A
	Total Top Tenants		378	9,037	$150,259	24.6%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for June 30, 2026, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties, including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	15

Kite Realty Group
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q2 2026	44	329,750	29	241,061	$23.64	$30.36	28.4%
New Leases – Q1 2026	47	163,714	26	122,341	22.84	29.97	31.3%
New Leases – Q4 2025	61	373,526	35	246,708	24.46	29.79	21.8%
New Leases – Q3 2025	43	275,001	24	148,324	24.91	31.41	26.1%
Total	195	1,141,991	114	758,434	$24.03	$30.32	26.2%	$98.41

Non-Option Renewals – Q2 2026	47	188,717	37	127,549	$23.91	$28.13	17.7%
Non-Option Renewals – Q1 2026	64	219,136	47	170,085	29.97	33.65	12.3%
Non-Option Renewals – Q4 2025	65	350,495	40	245,208	20.83	23.86	14.5%
Non-Option Renewals – Q3 2025	70	306,526	51	177,659	25.12	28.36	12.9%
Total	246	1,064,874	175	720,501	$24.59	$28.04	14.0%	$3.88

Option Renewals – Q2 2026	37	476,194	37	476,194	$17.33	$18.46	6.6%
Option Renewals – Q1 2026	40	324,150	40	324,150	20.67	22.12	7.0%
Option Renewals – Q4 2025	38	554,221	38	554,221	17.32	18.40	6.2%
Option Renewals – Q3 2025	54	648,417	54	648,417	18.93	20.41	7.8%
Total	169	2,002,982	169	2,002,982	$18.39	$19.67	7.0%	$—

Total – Q2 2026	128	994,661	103	844,804	$20.12	$23.32	15.9%
Total – Q1 2026	151	707,000	113	616,576	23.67	26.86	13.5%
Total – Q4 2025	164	1,278,242	113	1,046,137	19.82	22.37	12.8%
Total – Q3 2025	167	1,229,944	129	974,400	20.97	23.53	12.2%
Total	610	4,209,847	458	3,481,917	$20.90	$23.72	13.5%	$22.24
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	16

Kite Realty Group
Lease Expirations as of June 30, 2026
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail/mixed-use properties and standalone office properties as of June 30, 2026.

Operating Portfolio
		Expiring GLA(2)						Expiring Retail ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Office Tenants	Expiring ABR (Pro rata)	Expiring Ground Lease ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2026	172	346,668	132,955	37,934	$14,766	$739	2.6%	$34.11	$14.18	$28.59
2027	489	1,069,115	1,487,903	165,718	61,770	4,905	11.0%	35.68	15.45	23.91
2028	570	1,215,034	2,307,351	337,336	84,519	5,874	14.9%	37.53	14.52	22.46
2029	560	1,194,386	2,373,651	202,278	84,108	3,581	14.4%	37.23	15.52	22.79
2030	431	1,018,716	1,613,213	122,281	58,908	5,713	10.6%	34.63	13.28	21.55
2031	421	938,577	1,894,055	307,964	69,862	3,872	12.1%	36.55	15.73	22.63
2032	254	600,912	1,393,780	193,015	45,007	1,085	7.6%	35.49	14.28	20.67
2033	228	580,436	676,678	41,072	33,447	4,271	6.2%	39.28	15.60	26.53
2034	184	377,210	676,003	79,914	29,166	2,395	5.2%	44.85	16.71	26.79
2035	172	380,806	731,683	112,335	28,592	899	4.9%	37.59	16.85	23.95
Beyond	288	604,943	1,518,878	125,879	56,423	7,015	10.5%	44.06	19.28	26.34
	3,769	8,326,803	14,806,150	1,725,726	$566,568	$40,349	100.0%	$37.43	$15.52	$23.41
(1)Lease expirations table reflects rents in place as of June 30, 2026 and does not include option periods; 2026 expirations include 37 month-to-month tenants. This column also excludes ground leases.
(2)Expiring GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of June 30, 2026 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	17

Kite Realty Group
Components of Net Asset Value as of June 30, 2026
(dollars in thousands)

Cash Net Operating Income (“NOI”)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$141,907	6	Cash, cash equivalents and restricted cash	$321,409	3
Lease termination income	(596)	6	Tenant and other receivables (net of SLR)	57,371	3
Non-cash revenue adjustments	(5,232)		Prepaid and other assets	90,127	3
Other property-related revenue	(1,033)	6
Ground lease (“GL”) revenue	(10,767)	6
Consolidated Cash Property NOI (excl. GL)	$124,279

Annualized Consolidated Cash Property NOI (excl. ground leases)	$497,116

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$9,300	13	Mortgage and other indebtedness, net	$(2,845,169)	10
Unconsolidated Adjusted EBITDA	44,020		Pro rata adjustment for joint venture debt	(276,128)
Adjustments for acquisitions and dispositions(3)	(16,272)	9	Accounts payable and accrued expenses	(170,304)	3
General and administrative expense allocable to property management activities included in property expenses ($4.3 million in Q2)	17,200	6, note 2	Other liabilities (excludes lease intangible liabilities)	(130,994)
Total Adjustments	54,248		Projected remaining under construction development/redevelopment(4)	(79,000)	13

Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$551,364
Annualized ground lease NOI	43,068
Total Annualized Portfolio Cash NOI(5)	$594,432		Common shares and Units outstanding	205,654,694
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Relates to current quarter GAAP operating income, annualized, for the acquisitions of Chastain Market and Founders Square and the sale of seven properties during the three months ended June 30, 2026 during the period of ownership.
(4)Remaining costs on page 13 for the development project.
(5)The above components of net asset value exclude NOI related to tenants that have signed leases but have not yet commenced paying rent as of June 30, 2026.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	18

Kite Realty Group
Non-GAAP Financial Measures
NAREIT Funds from Operations
NAREIT Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results, including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from significant and non-recurring employee severance costs and recruiting expenses, including sign-on bonuses and search fees, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
Core Funds from Operations
Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments, and includes adjustments related to our pro rata share from unconsolidated joint ventures for these categories as applicable. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs and, therefore, may not be comparable to such other REITs.
Adjusted Funds from Operations
Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income
The Company uses net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company also uses total property NOI, which is defined as NOI plus net gains from outlot sales. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	19

Kite Realty Group
Non-GAAP Financial Measures (continued)
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income (continued)
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Beginning in 2026, the Company revised its Same Property NOI definition to exclude the results of the Company’s insurance captive to more clearly reflect the performance of our core real estate portfolio. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, (v) significant prior period expense recoveries and adjustments, if any, and (vi) income or expense associated with the Company’s captive insurance company. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Additionally, because results from the Company’s insurance captive are driven by insurance underwriting, loss experience, and actuarial assumptions and therefore do not reflect the operating performance of our real estate properties, management believes excluding the impacts of the insurance captive improves transparency and comparability for the Company’s investors. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. Same Property NOI for all periods presented includes (i) 52% of the NOI from three previously wholly owned properties that were contributed to the Seed Asset Joint Venture in June 2025 and (ii) 55% of the NOI from the One Loudoun Phase 1 Apartments (which 55% represents the Company’s expected final ownership percentage) and excludes the results of the Company’s insurance captive.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2026, the Same Property Pool excludes the following: (i) Chastain Market and Founders Square, which were acquired in May 2026, and Village Commons and Legacy West, which were acquired in January and April 2025, respectively; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal; (iv) our active development projects at One Loudoun; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2025 and 2026; and (vii) standalone office properties, including the Carillon medical office building.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Net Debt to Adjusted EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA, and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA, and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA, and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

2nd Quarter 2026 Supplemental Financial and Operating Statistics	20